                                                                 Exhibit 10.18

                      ADVERTISING AND PROMOTION AGREEMENT

     THIS ADVERTISING AND PROMOTION AGREEMENT (the "Agreement") is made this 14
                                                    ---------
day of May, 1999 (the "Effective Date") between YAHOO!, INC., a California
                       --------------
corporation, with offices at 3420 Central Expressway, Santa Clara, CA 95051, ("YAHOO") and E-Stamp Corporation, ("Advertiser"), a Delaware corporation, with
                                     ----------
offices at 2855 Campus Drive, San Mateo, California, 94403.

     In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1:  DEFINITIONS
-------------------------

The following terms are used in this Agreement with the respective meanings set forth below:

     "Advertiser Brand Features" shall mean Advertiser's trademarks, service
      -------------------------
marks, logos and other distinctive brand features of Advertiser.

     "Advertiser Competitor" shall mean a company or a division of a company
      ---------------------
primarily in the business of selling U.S. electronic postage or U.S. electronic postage software. The agreed upon list of such companies at the Effective Date is as follows: Stamps.com, Pitney Bowes and Neopost. In the event Advertiser Competitor is acquired by another company which is not an Advertiser Competitor, the acquiring company, or the division of such company that assumes the business of Advertiser Competitor, shall be considered Advertiser Competitor, provided such company or division is primarily in the business of selling U.S. electronic postage or U.S. electronic postage software. From time to time, but no more than one time per calendar quarter, Advertiser may request additions to this list of Advertiser Competitors of certain companies that receive PC postage certification from the USPS. Such companies shall be included as Advertiser Competitors upon Yahoo approval, which shall not be unreasonably withheld, provided that Yahoo may honor any agreements with such newly designated Advertiser Competitors entered into prior to such designation.

     "Advertiser Links" shall mean the hyperlinks placed by Yahoo in connection
      ----------------
with this Agreement including but not limited to those links described on Exhibit A. For the avoidance of doubt, Advertiser Links includes hyperlinks to
---------
Advertiser Site embedded in Yahoo Delivers email and the EZ Venture Program, placed in connection with this Agreement.

     "Advertiser Site" shall mean the web site owned and operated by, or on
      ---------------
behalf of, Advertiser dedicated to the sale of electronic postage services or software and currently located at http://www.estamp.com.
                                         --------------
     "Affiliate" shall mean any entity controlled by, controlling, or under
      ---------
common control with a party hereto but only for so long as such control exists, where "control" means ownership of more than fifty percent of the equity
       -------
entitled to vote in the election of directors or if not a corporation, the corresponding managing authority.

     "Click-through" shall mean the initiation of a user presence at the
      -------------
Advertiser Site that originated from an Advertiser Link as recorded by Yahoo's advertiser reporting system.

     "EZ Venture Promotion" shall mean that Yahoo promotional program, the
      --------------------
specifications of which are attached as Exhibit E hereof.

     "Included Pages" shall mean those pages on the Yahoo Properties containing
      --------------
Advertiser Links. Included Pages includes EZ Venture Promotion pages containing Advertiser Links but excludes Yahoo Direct email messages delivered by Yahoo in connection with this Agreement.

     "Jump Page" shall mean the page of the Advertiser Site dedicated to the
      ---------
promotion of electronic postage services or software which is the first page a user sees when clicking on an Advertiser Link (other than a Promotion Link) and which includes an application for a user to sign up for such services or a direct hyperlink to such application.

     "Launch Date" shall mean the date on which the program described herein is
      -----------
launched and by which Advertiser Site is Fully Operational (as defined in Section 5.3 hereof), which date is originally scheduled as July 15, 1999.

     "Promotion Link" shall mean a front page graphic link which: (a) contains
      --------------
Advertiser brand features, (b) has dimensions no larger than 230 pixels wide by 33 pixels high, (c) may contain animation of up to 6 seconds with no looping,
(d) has a maximum file size of three (3) kilobytes, (e) conforms to Yahoo's promotional specifications and guidelines, which may be amended by Yahoo from time-to-time, and (f) links to a promotional Jump Page.

     "Yahoo Brand Features" shall mean Yahoo's trademarks, service marks, logos
      --------------------
and other distinctive brand features of Yahoo.

     "Yahoo Post Office" shall mean a Yahoo Property, under the editorial
      -----------------
control of Yahoo, dedicated to postal content and services.

     "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the
      ---------------
World Wide Web currently located at http://www.yahoo.com.

     "Yahoo Properties" shall mean any Yahoo branded or co-branded media
      ----------------
properties, including, without limitation, global Internet guides that are developed in whole or in part by Yahoo or its Affiliates. A description of certain applicable Yahoo Properties can be found on Exhibit A.
                                                    ---------

SECTION 2:  THE PROGRAM
-------------------------

     2.1 Program Elements. Yahoo shall make available a program comprised of the elements set forth in this Section 2.1 (the "Program")

          (a)  Advertiser Links. During the Term of the Agreement Yahoo shall
               ----------------
               place the Advertiser Links as specified on Exhibit A. Notwithstanding the foregoing, Yahoo reserves the right, at its sole discretion, to remove keywords and category pages set forth in Exhibit A, which it reasonably believes are trademarks, tradenames, product names or brand names belonging to an entity not party to this Agreement, and substitute such words with similar inventory. The Yahoo Post Office shall be launched by Yahoo by the Launch Date or July 15, 1999, whichever is later. Yahoo may launch the Yahoo Post Office prior to such date provided the exclusivity provisions of Section 6.3 shall still apply.

          (b)  Front Page Promotions. During the Term, Yahoo shall include
               ----------------------
               Advertiser in one multi-sponsor promotion on the Front Page of the Yahoo Main Site. Such front page promotion shall (i) be subject to available inventory, it being understood and agreed that the promotion will be scheduled as close to the Launch Date as possible, (ii) continue for at least one week, and (iii) be conducted in accordance with Yahoo's then current standard policies and procedures for promotions (including but not limited to those policies pertaining to user information) and applicable law. Yahoo shall place a Promotion Link on the Front Page in connection with such promotion.

          (c)  EZ Venture Promotion. Commencing after the Launch Date and
               ---------------------
               continuing to the extent possible through Period 1 (as defined in Section 2.3 below), Yahoo shall include Advertiser in an EZ Venture Promotion.

          (d)  Yahoo Delivers. During Period 1 (as defined in Section 2.3
               ---------------
               below), Yahoo will send a total of [***] emails to Yahoo users that have opted to participate in the receipt of emails as part of the registration process for Yahoo. Such emails will be targeted and contain content as mutually agreed to by the parties. The email will comply with the guidelines and specifications provided in Exhibit A.

     2.2 Advertiser Link Requirements. As requested by Yahoo from time to time,
         ----------------------------
     Advertiser shall execute the standard Yahoo insertion order set forth in Exhibit C in connection with all Advertiser Links for administrative purposes only. The standard terms and conditions generally attached to such insertion order shall not apply. Advertiser shall provide all materials for the Advertiser Links in accordance with Yahoo's policies in effect from time to time regarding (i) the manner of transmission to Yahoo, (ii) the lead-time prior to publication, (iii) content/creative and (iv) promotions. Such policies may be found at www.yahoo.com/docs/advertising and the
                                   ------------------------------
     current version of the most relevant such policies are attached as Exhibit
     F. Yahoo shall not be required to publish any Advertiser Link that is not received in accordance with such policies. All contents of Advertiser Links are subject to Yahoo's approval. Yahoo reserves the right to reject or cancel any Advertiser Link, at any time, for any reason whatsoever (including belief by Yahoo that placement of Advertiser Link may subject Yahoo to criminal or civil liability). In the event of such cancellation, and provided Advertiser is not otherwise in breach of this Agreement, Yahoo shall work with Advertiser to promptly replace such Advertiser Link with an acceptable Advertiser Link. All Advertiser Links provided by Advertiser must be in compliance with and contain all disclosures required by all applicable U.S. federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     2.3 Performance Guarantees. During the Term and subject to Section 5.3
         ----------------------
     hereof: (a) Yahoo shall deliver a minimum of [***] page views of the Included Pages, ("Total Page Views") and shall use reasonable efforts to deliver such Total Page Views in accordance with the following schedule:

(5/14/99 - 12/31/99, "Period 1")(1/1/00-6/30/00) ("Period 2")
-------------------------------------------------------------
[***]% ([***] page views)       [***]% ([***] page views)


(7/1/00-12/31/00) ("Period 3")
------------------------------
[***]% ([***] page views)

(includes all EZ Venture clicks)

     In the event Yahoo fails to deliver the percentage of the Total Page Views required during Period 1 or 2, Yahoo will "make good" the shortfall during the following period, and in the event the failure occurs with respect to Period 3, Yahoo will "make good" the shortfall during the six month period following the expiration of Period 3.

     (b) Yahoo shall deliver page views of the various Advertiser Links in the quantities provided in Exhibit A.

     (c) Yahoo shall deliver [***] page views of the Promotion Link in connection with the Promotion provided in accordance with Section 2.1(b)

     (d) Yahoo shall deliver [***] clicks to an offer page in connection with the EZ Venture Promotion provided in accordance with Section 2.1(c).

     (e) Yahoo shall deliver [***] emails in accordance with Section 2.1(d) during Period 1.

     (f) In the event, by the end of the Term, Yahoo fails to deliver (i) the Total Page Views under Section 2.3(a), (ii) the page views provided in Sections 2.3(b) and 2.3(c), (iii) the clicks provided in Section 2.3(d), or
     (iv) the Yahoo Delivers email messages provided in Section 2.3(e), Yahoo will "make good" the shortfall by extending its obligations in similar areas and placement as those described in Section 2.3, as mutually agreed upon, beyond the end of the Term until such obligations are satisfied. This section 2.3 sets forth the entire liability of Yahoo, and Advertiser's sole remedy for Yahoo's breach of its obligations under Section 2.1 or Yahoo's failure to deliver the number of page views described in this Sections 2.3.

     2.4 Delivery Statistics. Delivery statistics provided by Yahoo are the
         -------------------
     official, definitive measurements of Yahoo's performance of its delivery obligations hereunder (or under any related insertion order). No other such statistics (including any provided by Advertiser or a third party ad server) shall be accepted by Yahoo. Yahoo represents that the process and technology used to generate such statistics have been certified and audited by an independent agency.

SECTION 3:  COMPENSATION
            ------------

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     3.1 Slotting Fee and Holding Fee. Advertiser shall pay Yahoo a non-
         ----------------------------
     refundable slotting fee of three million three hundred thousand dollars ($3,300,000) and a non-refundable, non-creditable holding fee of seven hundred thousand dollars ($700,000) as set forth below. Except for the first two payments which shall be made on the dates set forth below, such amounts shall be paid to Yahoo within thirty (30) days after receipt of invoice submitted in accordance with Section 3.2 below but no earlier than the dates set forth below.

Upon signing of the Agreement:        $500,000
May 14, 1999                          $ 20,000
July 1, 1999                          $280,000
September 15, 1999                    $520,000
December 15, 1999                     $670,000
March 15, 2000                        $670,000
June 15, 2000                         $670,000
September 15, 2000                    $670,000

     The first seven hundred thousand dollars ($700,000) to be paid are designated as a holding fee for the Program ("Holding Fee"). The Holding Fee shall be earned by Yahoo as follows:

May 14, 1999 -- May 31, 1999                 $ 76,000
June 1, 1999 -- June 30, 1999                $156,000
July 1, 1999 - July 31, 1999                 $156,000
August 1, 1999 -- August 31, 1999            $156,000
September 1, 1999 -- September 30, 1999      $156,000

     If the Launch Date occurs prior to September 30, 1999, the number of days between the Launch Date and September 30, 1999 shall be calculated. The portion of the Holding Fee corresponding to this number of days (according to the schedule above) shall be applied as an additional slotting fee. The remaining $3,300,000 of the slotting fee shall be creditable only in connection with Section 5.3(d).

     3.2 Payment Information. Except for the first two payments, Yahoo shall
         -------------------
     submit invoices to Advertiser thirty (30) days prior to the date of payment set forth above. All scheduled payments pursuant to Sections 3.1 above shall be made by Advertiser via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit D. All payments to Yahoo shall be exclusive of sales, use or value-added taxes (other than taxes based on Yahoo's net income), which taxes shall be the sole responsibility of Advertiser.

     3.3 Late Payments. Any portion of the above payments which has not been
         -------------
     paid to Yahoo on the dates set forth above shall bear interest at the lesser of (i) one and one-half percent (1.5%) per month or (ii) the maximum amount allowed by law.

SECTION 4: INDEMNIFICATION
--------------------------

     4.1 Advertiser Indemnification. Advertiser, at its own expense, will
         --------------------------
     indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and Affiliates, against any claim, suit, action, or other proceeding brought against Yahoo based on or arising from a claim that any Advertiser Brand Feature, content, material, product, information, software data or service produced, distributed, offered or provided by Advertiser, including, without limitation, the distribution of postage, or any material presented on any site on the Internet produced, maintained, or published by Advertiser, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, is negligently performed, or otherwise violates or breaches any duty toward, or rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity; provided, however, that in any such case: (x) Yahoo provides Advertiser with prompt notice of any such claim, (y)Yahoo permits Advertiser to assume and control the defense of such action upon Advertiser's written acknowledgment of the obligation to indemnify and (z) upon Advertiser's written request, and at no expense to Yahoo, Yahoo will provide to Advertiser all available information and assistance necessary for Advertiser to defend such claim. Advertiser will not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which shall not be unreasonably withheld. Advertiser will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding. The aforementioned indemnification shall not apply to the extent such claims (i) are not somehow related to this Agreement, (ii) have occurred as a result of Yahoo breaching its obligations under this Agreement or (iii) have occurred as a result of Yahoo modifying, without Advertiser authorization, Advertiser materials provided by Advertiser pursuant to this Agreement.

     4.2  Limitation of Liability.
          -----------------------

     EXCEPT AS PROVIDED IN THIS SECTION 4, UNDER NO CIRCUMSTANCES SHALL ADVERTISER, YAHOO, OR ANY AFFILIATE BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 5: TERM AND TERMINATION
-------------------------------

     5.1 Term and Renewals. The Term of this Agreement shall commence on May 14,
         -----------------
     1999 and expire on December 31, 2000, unless earlier terminated as provided in this Agreement.

     5.2 Termination for Cause. This Agreement may be terminated at any time by
         ----------------------
     either party: (i) immediately upon written notice if the other party: (a) is declared insolvent by an administrative party; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or
     (ii) upon the expiration of thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten (10) days in the case of a failure to pay), which breach is not remedied within such thirty (30) or ten (10) day period as applicable. Failure to make payments as set forth herein shall be deemed a material breach of this Agreement giving rise to the notice and cure provisions set forth above and the right by Yahoo to suspend performance hereunder until such breach is cured. Any termination pursuant to Section 5.2 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. For the avoidance of doubt, if this Agreement is terminated by Advertiser for Yahoo's breach, Advertiser shall have no obligation to make any payments payable after the date of termination. However, Slotting Fee payments made prior to the date of termination representing page views not delivered or foregone (as calculated on a daily basis per the schedule provided in 2.3(a)) shall not be refunded, but shall be creditable against Advertiser's future placements of advertising, promotions, email deliveries, hyperlinks and any other related services made available by Yahoo to third parties or Advertiser from time to time based on availability and then current rates ). The first $200,000 of any such credits must be applied by June 30, 2000 and any remaining credits must be applied prior to December 31, 2000.

     5.3  Pro-ration Periods.
          ------------------

          (a)  First Pro-ration Period. This Agreement is being executed with
               -----------------------
               the understanding that by July 15, 1999, Advertiser shall have secured the appropriate clearances and licenses in the United States to legally sell electronic postage and electronic postage software ("USPS PC Postage Certification"), and shall be technically and operationally able to conduct commerce on Advertiser Site on a nationwide scale (along with this certification, "Fully Operational"). In the event Advertiser is not Fully Operational by September 30, 1999, both parties shall mutually agree to a new Launch Date which shall in no event be later than December 31, 1999. The period between September 30, 1999 and such new Launch Date shall be called the "First Pro-ration Period".

          (b)  Second Pro-ration Period. In the event Advertiser fails to become
               ------------------------
               Fully Operational by January 1, 2000, one of the following shall occur: a) if at least one third party has received USPS PC Postage Certification, Yahoo may, at its sole discretion, terminate this Agreement, or b) if no third party has received USPS PC Postage Certification, the Launch Date shall be extended to April 1, 2000 or an earlier date mutually agreed to by the parties. The period between the final day of the First Pro-ration Period and the new Launch Date shall be called the "Second Pro-ration Period". If at any time during the Second Pro-ration Period a third party receives USPS PC Postage Certification, Yahoo may, at its sole discretion, terminate this Agreement.

          (c)  Pro-ration. During the Pro-ration Periods, Yahoo's obligations
               -----------
               under Section 2.1 shall be suspended and its delivery guarantees under Section 2.3 shall be prorated on a daily basis from September 30, 1999. Subject to Section 5.2 above, Advertiser's payment obligations under Section 3.1 shall not be pro-rated during the Pro-ration Period and shall remain in full force and effect. For the avoidance of doubt, Advertiser acknowledges and agrees that it will forgo all pro-rated page views during the Pro-ration Period.
          (d) Termination. In the event this Agreement is terminated by Yahoo pursuant to Section 5, Advertiser must fully pay all remaining fees pursuant to Section 3 accruing to the end of the Term. Such fees are nonrefundable and noncreditable except that in the event such termination is pursuant to this Section 5.3, Slotting Fees representing page views not delivered or foregone (as calculated on a daily basis per the schedule provided in 2.3(a)) shall be creditable against Advertiser's future placements of advertising, promotions, email deliveries, hyperlinks and any other related services made available by Yahoo to third parties or Advertiser from time to time based on availability and then current rates. The first $200,000 of any such credits must be applied by June 30, 2000 and any remaining credits must be applied prior to December 31, 2000.

     5.4 Exclusive Remedy. The provisions of Sections 5.3(a), (b), (c) and (d)
         ----------------
     shall constitute Yahoo's exclusive remedy and Advertiser's sole liability for failure to obtain USPS PC Postage Certification or become Fully Operational.

     5.5 Survival. The provisions of Section 3 shall survive termination and
         --------
     expiration of this Agreement except as limited in Section 5.2. The provisions of Sections 2.3, 4, 5.3 (d), 7, 8, and 9 shall survive any termination or expiration of this Agreement.

SECTION 6: RIGHT OF FIRST PRESENTATION: LIMITED EXCLUSIVITY
-----------------------------------------------------------

     6.1  Right of First Presentation for Renewal
          ---------------------------------------

          In the event that Yahoo, at its sole discretion, decides to extend the program described in Section 2 hereof beyond the Term, Yahoo will deliver to Advertiser, at least 30 days prior to the end of the Term, a written notice describing the terms and requirements for the extension of such program. Yahoo and Advertiser will negotiate in good faith a written extension or amendment to this Agreement under reasonable terms and conditions. If Advertiser declines to commence negotiations regarding such opportunity within ten (10) business days after receiving such written notice from Yahoo or if the parties fail to reach agreement within ten (10) business days following the commencement of good faith negotiations (or such later date as agreed by the parties), Yahoo may offer the opportunity to a third party. During the ten day periods set forth above, Yahoo may not present an offer of similar nature to any third party but shall negotiate exclusively with Advertiser.

     6.2  First Right of Presentation for New Inventory
          ---------------------------------------------

          In the event that Yahoo, in its sole discretion, decides to create, acquire, develop or otherwise make available a new online postage related promotional opportunity within its community properties (e.g., chat, message boards, clubs), Yahoo Address Book, new Yahoo Properties (or new portions of existing Yahoo Properties) that Yahoo may develop dedicated to software downloads, or explicitly targeting the small business or small office/home office markets (e.g. "Yahoo! Small Business Travel"), or new portions of the Yahoo Post Office, Yahoo shall not make such new promotional opportunity available to Advertiser Competitors before first presenting the opportunity to Advertiser and, at Advertiser's option, negotiate in good faith a definitive agreement under reasonable terms and conditions. Advertiser acknowledges that the foregoing applies only to new promotional opportunities providing merchant prominence similar to that described herein and does not apply to routine promotions and advertisements offered in the ordinary course of Yahoo's business. Yahoo shall describe the opportunity and Yahoo's reasonable business requirements for the opportunity in its written notice to Advertiser. If Advertiser declines to commence negotiations with Yahoo regarding the opportunity described in the notice within ten (10) business days after receiving such written notice from Yahoo, or if the parties fail to execute an agreement or insertion order within ten (10) business days following the commencement of good faith negotiations (or such later date as is agreed to by the parties), Yahoo may offer the opportunity to any Advertiser Competitors. Nothing in this Section shall limit Yahoo's right to sell inventory to parties who are not Advertiser Competitors. During the ten (10) business day period set forth above, Yahoo may not present an offer of similar nature to any third party but shall negotiate exclusively with Advertiser.

     6.3  Limited Exclusivity
          -------------------

          During the Term:

          (a) Yahoo shall not display banners, sponsorships, or other forms of advertising of Advertiser Competitors on the Yahoo Post Office, or Fixed Category and Keyword Pages (attached as Exhibit B or as subsequently amended), the content of which specifically promotes electronic postage services or software of Advertiser Competitors.

          (b) Yahoo shall not display the following forms of advertising, promoting electronic postage services or software from such Advertiser Competitors within Yahoo Small Business property: Text Link on the front page, Merchant Spotlight on the Government and Human Resources Pages, Button on each page. (with specifications substantially similar to specifications of corresponding Advertiser Links described on Exhibit A)

          (c) Yahoo shall not display a text link or button of Advertiser Competitors on the Yahoo Address Book specifically promoting electronic postage services or software (with text link and button specifications substantially similar to specifications of corresponding text link described on Exhibit A).

          (d) Yahoo shall not display a Front Page Promotion Link of an Advertiser Competitor specifically promoting electronic postage services or software during the period Advertiser is included in a Front Page Promotion in accordance with 2.1(b).

          (e) Yahoo will not display or co-brand content from Advertiser Competitors in the Yahoo Post Office.
                           --

     6.4 Limitations. Except as explicitly provided in Section 6.3 above, Yahoo
         -----------
     shall not be precluded from placing advertising, sponsorships or any other form of promotional media of any entity, including an Advertiser Competitor, on any page in any Yahoo Property. Nothing in this Agreement shall preclude Yahoo from honoring its current contracts with Advertiser Competitors, the terms of which contracts would otherwise constitute a breach of the obligations of Yahoo; provided that Yahoo will not renew such contracts upon the expiration of the applicable term. Yahoo shall not be precluded from including links to any person or entity in any directory or merchant listing (including links to Advertiser Competitors) on any page in the Yahoo Properties nor shall Yahoo be precluded from integrating any editorial content or web site listings anywhere in the Yahoo Properties included but not limited to the Yahoo Post Office. Except as expressly set forth in this Agreement, Yahoo shall not be restricted from conducting its normal course of business with Advertiser Competitors. Yahoo shall not be precluded from promoting or advertising any Yahoo Property anywhere in the Yahoo Properties.

SECTION 7: CONFIDENTIAL INFORMATION AND PUBLICITY.
--------------------------------------------------

     7.1 Confidentiality. The terms and conditions of this Agreement shall be
         ---------------
     considered confidential and shall not be disclosed to any third parties except to such party's accountants or attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent.

     7.2 Publicity. Any and all publicity relating to this Agreement and
         ---------
     subsequent transactions between Yahoo and Advertiser and the method of its release shall be approved in advance of the release by both Yahoo and Advertiser. Yahoo and Advertiser agree to discuss comarketing efforts for the launch of Advertiser nationwide service and the Yahoo! Post Office. The parties agree to issue a mutually agreed upon press release announcing the parties' relationship hereunder.

     7.3 Privacy of User Information. Advertiser shall ensure that all
         ---------------------------
     information provided by users of the Advertiser Site is maintained, accessed and transmitted in a secure environment and in compliance with security specifications to be mutually agreed upon by the parties. On the Jump Page, Advertiser shall provide a link to its policy (or to Yahoo's policy) regarding the protection of user data.

SECTION 8: ADDITIONAL TERMS
---------------------------

     8.1 Exclusion of Yahoo Competitors from the Advertiser Site. In no event
         -------------------------------------------------------
     shall any Jump Page, nor any page of Advertiser's electronic postage software provided by Advertiser to users who accessed Advertiser Site through an Advertiser Link contain graphic or textual hyperlinks, promotion, logos or advertising banners of any principal competitor of Yahoo. The agreed upon competitors at the Effective Date are Amazon, Excite, Lycos, AOL, CNET, Snap, Netscape, Microsoft (excluding links or mentions of Advertiser integration with Microsoft desktop applications such as Word, Outlook and Internet Explorer), Disney, NBC and Infoseek [and their successors and affiliated sites with respect to Jump Pages only]. From time to time, but no more than one time per calendar quarter, Yahoo may request additions to this list of Yahoo's competitors. Such companies shall be included as Yahoo's Competitors upon Advertiser approval, which shall not be unreasonably withheld, provided that Advertiser may honor any agreements with such newly designated Yahoo Competitors entered into prior to such designation.

     8.2 Link-back to Yahoo. Advertiser shall place a Yahoo graphic link on all
         ------------------
     pages to which users Click-through (including Jump Pages). Such Yahoo graphic link shall (a) be placed on such page in a manner mutually agreed
     (b) contain the Yahoo name and logo as provided by Yahoo and (c) directly link the user back to a page designated by Yahoo.

     8.3 Speed and Performance of Advertiser Site. The Advertiser Site shall
         ----------------------------------------
     comply with the speed, scale, and performance requirements mutually agreed upon by the parties and in no event less than that provided by the average of the top three Advertiser Competitors. Advertiser shall make reasonable efforts to ensure that all information provided by users to Advertiser Site is maintained, accessed and transmitted in a secure environment.

     8.4 Quality of Service This Agreement may be terminated by Yahoo upon forty
         ------------------
     five (45) days written notice to Advertiser if Advertiser Site is no longer within the top three (3) electronic postage merchants as determined, to the extent possible over a reasonable amount of time, by independent third-parties and in light of the number and quality of customers and product offerings and Advertiser fails to cure within 45 days after receipt of such notice. At all times following the Launch Date, Advertiser must be able to effectively provide online postage services to all qualified (by Advertiser and USPS standards) users that sign up.

     8.5 User Data: All information and data provided to Yahoo by users of the
         ---------
     Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo. All information and data provided by Advertiser users on the Advertiser Site or otherwise collected by Advertiser relating to user activity on the Advertiser Site shall be retained by and owned solely by Advertiser. Each party agrees to use such information only as authorized by the user and shall not disclose, sell, license, or otherwise transfer any such information to any third party (except as required by the U.S. Post Office or other governmental authorities or by law) or use the user information for the transmission of "junk mail", "spam", or any other unsolicited mass distribution of information.

     8.6 License by Advertiser. Advertiser hereby grants to Yahoo a limited,
         ---------------------
     non-transferable, non-exclusive, worldwide, fully paid license to use, reproduce and display the Advertiser Brand Features (i) to indicate the location of the Advertiser Links as set forth herein and (ii) in connection with the marketing and promotion of Advertiser in the Yahoo Properties as set forth herein or agreed by the parties.

     8.7 License by Yahoo. Yahoo hereby grants to Advertiser a limited, non-
         ----------------
     transferable, non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features solely for the purpose and on the pages of the Advertiser Site as described in Section 8.2 above.

     8.8 Proprietary Rights. As between the parties, each party or its licensors
         ------------------
     and third party information and content providers retains all rights, title and interest in and to all of the information, content, data, designs, materials and all copyrights, patent rights, trademark rights and other proprietary rights thereto provided by it pursuant to this Agreement. Except as expressly provided herein, no other right or license with respect to any copyrights, patent rights, trademark rights or other proprietary rights is granted under this Agreement. All rights not expressly granted hereunder by a party are expressly reserved to such party and its licensor and information and content providers.

     8.9 Advertiser Content. Yahoo! may, in its sole discretion, include content
         ------------------
     on Yahoo Post Office such as zip codes, post office hours of operation, and mailing tips. Yahoo agrees that in determining which, if any, content to include, Yahoo will review and consider content provided by Advertiser ("Advertiser Content"). In the event Yahoo chooses to display Advertiser content, Yahoo and Advertiser shall discuss and execute a content license relating to such content.

     Integration. Yahoo and Advertiser agree to discuss in good faith the
     -----------
     integration of Yahoo! Address Book into the Advertiser online postage software. Yahoo and Advertiser also agree to discuss in good faith integration of the Advertiser online postage service (HTML version) into the Yahoo! Post Office once such version is available. The terms and conditions relating to either instance of such integration shall be subject to a separate written agreement.

SECTION 9: NOTICE; MISCELLANEOUS PROVISIONS
-------------------------------------------

     9.1 Notices. All notices, requests and other communications called for by
         -------
     this Agreement shall be deemed to have been given immediately if made by telecopy (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Vice President (e-mail: jplace@yahoo-inc.com), with a copy to its General Counsel (e-mail:ellen@yahoo-inc.com), and if to Advertiser at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     9.2 Independent Contractors. It is the intention of Yahoo and Advertiser
         -----------------------
     that Yahoo and Advertiser are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and Advertiser.

     9.3 Entire Agreement. This Agreement, together with all Exhibits,
         ----------------
     represents the entire agreement between Yahoo and Advertiser with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Agreement between Yahoo and Advertiser.

     9.4 Amendment and Waiver. No amendment to, or waiver of, any provision of
         --------------------
     this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     9.5  Governing Law. This Agreement shall be governed by and interpreted in
          -------------
     accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

     9.6 Successors and Assigns. Neither party shall assign its rights or
         ----------------------
     obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a party to this Agreement; provided that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     9.7 Force Majeure. Neither party shall be liable for failure to perform or
         -------------
     delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

     9.8 Severability. If any provision of this Agreement is held to be invalid,
         ------------
     illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.9 Sole Responsibility. Advertiser will remain solely responsible for the
         -------------------
     operation of the Advertiser Site, and Yahoo and/or its Affiliates will remain solely responsible for the operation of the Yahoo Properties. Each party: (a) acknowledges that the Advertiser Site and the Yahoo Properties may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

     9.10 Counterparts. This Agreement may be executed in two counterparts, both
          ------------
     of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

     9.11 Authority. Each of Yahoo and Advertiser represents and warrants that
          ---------
     the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

     9.12 Attorneys Fees. The prevailing party in any action to enforce this
          --------------
     Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.

     9.13 Reincorporation. Following the execution of this Agreement, Yahoo
          ---------------
     intends to reincorporate into Delaware by virtue of a merger of Yahoo into a wholly-owned Delaware subsidiary of Yahoo, and such Delaware subsidiary will assume the obligations and acquire all rights of Yahoo under this Agreement. Accordingly, all references in this Agreement to "Yahoo" shall, to the extent applicable, be deemed to include Yahoo's successor in interest as a result of the reincorporation.

(Signature page follows)
------------------------

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.                               E-STAMP CORPORATION


By: /s/ Signature Illegible                By: /s/ Robert H. Ewald
    ___________________________               ____________________________

Title: SVP                                 Title: PRESIDENT & CEO

Address: ______________________            Address: ______________________

Telecopy: _____________________            Telecopy: _____________________

E-mail: _______________________            E-mail: _______________________

                                   EXHIBIT A
                                   ---------

                                ADVERTISER LINKS

Advertising Elements
                                                       Type and Location of
U.S. Based Yahoo Property    URL                       Link on Property                 Number of Page Views


Yahoo! Small Business        smallbusiness.yahoo.com   Text Link - Front Page                     [***]
                                                       Merchant Button - Run
                                                       of Property
                                                       Merchant Spotlight Module-
                                                       Gov't, Human Resources Pages
                                                       Banners - Run of Property
Fixed Category Pages         See Exhibit B             Banners - Run of specific                  [***]
(Details on Exhibit B)                                 category pages
Yahoo! Categories            See Exhibit B             Banners - Run of Business and              [***]
                                                       Economy, Run of Computers and
                                                       Internet
Keywords                     See Exhibit B             Banners - Run of Property                  [***]
(Details on Exhibit B)
Yahoo! People Search         people.yahoo.com          Banners - Run of Property                  [***]
Yahoo! Address Book          address.yahoo.com         Banners - Run of Property                  [***]
Run of Yahoo! Network                                  Banners                                    [***]
Target DMA:
 .  San Francisco
 .  Los Angeles
 .  New York
 .  Chicago
 .  Boston
 .  Washington D.C.
Target Interest:
 .  Small Business
Yahoo! Post Office           TBD                       Module - front page                        [***]
                                                       Merchant Button--all pages
                                                       besides front page
Yahoo! Finance               quote.yahoo.com           Banners                                    [***]
Yahoo! Travel                travel.yahoo.com          Banners                                    [***]
Yahoo! Daily News            dailynews.yahoo.com       Banners                                    [***]
 .  Top Stories (front page)
 .  Business News
 .  Technology News
 .  Policital News
 .  World News
 .  Local News
Yahoo! Weather               weather.yahoo.com         Banners                                    [***]
Yahoo! Message Boards        messages.yahoo.com/yahoo  Banners East Module -Run of                [***]
                             /Business_and_Finance/    Small Business Category
                             Small_Business/index.html
My Yahoo!                    my.yahoo.com              Banners                                    [***]
Target:
 .  Sales/Marketing, or
 .  Self Employed or
 .  Executive/Managerial, or
 .  Small Business Interest, or
 .  Business Interest, or


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

* Professionals w/Sm. Business
  Interest
Yahoo! Clubs                     clubs.yahoo.com              Banners                                     [*]
Yahoo! Classifieds/Computers     classifieds.yahoo.com/       Banners                                     [*]
                                 computers.html

Promotional Elements

Yahoo! Front Page Promotion      www.yahoo.com                One promotion                               [*]
EZ Venture                       ezventure.yahoo.com          HTML Page, Guaranteed Clicks         [*] clicks
Yahoo! Direct Mail                                            HTML Page, Email                 [*] Email Sent

2)   Specifications:
     --------------

     A The text link on the front page of the Yahoo Small Business property referenced above shall: (a) be no longer than 25 characters, (b) permit users to navigate directly to the Jump Page, and (c) shall first appear as close as practicable to the Launch Date.

     B The merchant button on the Yahoo Small Business referenced above shall: (a) contain a logo with dimensions no larger than 88 pixels wide by 31 pixels high (b) have a maximum file size of one and one half (1.5) KB, (c) not contain animation and (d) permit users to navigate directly to a Jump Page.

     C The merchant spotlight module on the Government and Human Resources page of the Yahoo Small Business referenced above shall: (a) contain a logo with dimensions of either 120 pixels wide by 90 pixels high or 140 pixels wide by 30 pixels high (b) have a maximum file size of 2 K,
          (c) not contain animation, (d) (i) if 120 pixels wide by 90 pixels high have 1 text link with a maximum of 25 characters per link to appear directly below the image or (ii) if 140 pixels wide by 30 pixels high have 3 text links with each text link having a maximum of 25 characters per link, and (e) permit users to navigate directly to a Jump Page.

     D All banner advertisements referenced above shall: (a) promote E-Stamp products and services, (b) have dimensions no larger than 468 pixels wide by 60 pixels high, (c) not have more than six seconds of animation, no 'looping', (d) have a file size of no greater than 12K, and (e) will permit users to navigate directly to a Jump Page.

     E The module on the front page of the Yahoo Post Office referenced above shall a) include links to relevant content and/or services, b) include links to a Jump Page. E-Stamp shall work with Yahoo to facilitate the login and navigation of the E-Stamp site and software for E-Stamp users.

          [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     F The merchant button on other pages of the Yahoo Post Office shall: (a) contain a logo with dimensions no larger than 88 pixels wide by 31 pixels high (b) have a maximum file size of one and one half (1.5) KB,
          (c) not contain animation and (d) permit users to the Jump Page.

     G The message board module on Yahoo Small Business referenced above shall: (a) contain a logo with dimensions no larger than 120 pixels wide by 120 pixels high (b) have a maximum file size of 12 K, (c) may contain animation, (d) have 3 text links with a maximum of 20 characters per link, and (e) permit users to navigate directly to a Jump Page.

     H The text link on the Yahoo Address Book property referenced above shall: a) consist of 3 lines of not more than 10 characters each, including spaces, (b) no words in all capital letters, c) permit users to navigate directly to the Jump Page, and c) are subject to Yahoo's approval.

Yahoo Delivers

     I The guidelines and specifications for the Yahoo Delivers Email messages to be delivered in accordance with 2.1(d) are as follows:

          1. a) Advertiser may select up to three targeted qualifiers,
          b) Advertiser may select from Yahoo registration demographics and geo-demographic information, c) promotional offer must be valid for a minimum of 30 days with expiration date, 30 days from e-mailing date, (shorter dates only if approved by Yahoo), d) Yahoo will only track mailings for 30 days, e) Advertiser must submit advertising creative no less than 5 business days (10 days with 2 or more creative) prior to mail date to guarantee timely delivery, f) E-mail all creative to promoproduction@yahoo-inc.com, g) Advertiser must provide Customer
          -----------------------------
          Support contact information so Yahoo can forward support calls, h) 500,000 e-mails per day maximum

2. Email message specifications: (a) a single HTML message which is free of errors and must pass a validation checker, (b) Width of message must not exceed 425 pixels, (c) total page weight must be 30K or less (HTML code plus 6 graphics or less), (d) animation limited to 6 seconds, no looping, (e) no Java, JavaScript, frames, ActiveX, or dynamic HTML, (f) no body background image or color. May use colored tables to simulate a background color, (g) messages address users as Yahoo! Delivers or as otherwise determined by mutual consent (e.g. "An exclusive offer for Yahoo! Delivers), h) subject line must be 35 characters or less including YAHOO DELIVERS!, i) subject line cannot mislead viewer, t) all specifications are subject to Yahoo's! approval.


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                    CATEGORIES, KEYWORDS AND CATEGORY PAGES

FIXED CATEGORY PAGES

Run_of Category Page:
http://dir.yahoo.com/Business_and_Economy/Companies/Transportation/Shipping/
Postal_Services/

Fixed Category Page:
http://dir.yahoo.com/Business_and_Economy/Companies/
Office_Supplies_and_Services/Mailing_Equipment/Electronic/Stamps/

Fixed Category Page:
http://dir.yahoo.com/Reference/Postal_Information/

Fixed Category Page:
http://dir.yahoo.com/Government/U_S_Government/Agencies/Independent/
United_States_Postal_Service_USPS_/

YAHOO! CATEGORIES (RUN OF):

http://dir.yahoo.com/Business_and_Economy/
http://dir.yahoo.com/Computers_and_Internet/

KEYWORDS
e postage
e stamps
Electronic postage
Electronic stamps
e-postage
estamps
e-stamps
Internet postage
on line postage
on line stamps
online postage
on-line stamps
postage
postage meters
postage stamps
postage rates
postal machines
postal rates
stamp
stamps
zip code


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C

                                INSERTION ORDER

                               YAHOO! MAIN SITE
                          ADVERTISING INSERTION ORDER
                             http://www.yahoo.com
                             --------------------

YAHOO!
     ORDER #                              SALES CONTACT
     REVISION                                     PHONE
     TYPE                                           FAX
     DATE                                         EMAIL

     ADVERTISER                                  AGENCY

     ADDRESS                                    ADDRESS
     CONTACT                                    CONTACT
     PHONE                                        PHONE
     FAX                                            FAX
     EMAIL                                        EMAIL

**RENEWAL - USE SAME ART __

START DATE:                      END DATE:
CONTRACT LENGTH:

POSITION:
--------
TOTAL PAGE VIEWS                 TOTAL NET COST
----------------                 --------------

OTHER INSTRUCTIONS
------------------

TOTAL NET COST/MONTH___________________

TOTAL NET COST__________________         Terms: See Billing Instructions.

                                         BILLING INSTRUCTIONS:
                                         --------------------
                                         Bill to Advertiser.
                                         First month due in advance; net 30
                                         after first month.
                                         -----------------

MATERIALS: Banners: Banner requirements are posted at http://www.yahoo.com/docs/advertising.
DELIVERY: All materials and any changes must be delivered at least 4 business days in advance to the email address specified for your region at : http://www.yahoo.com/docs/advertising/submit.html. A Yahoo! insertion order
-------------------------------------------------
number and flight dates must be referenced in all correspondence. Yahoo! will not issue any credit or makegood due to incorrectly submitted banners and/or incomplete information.

TERMS AND CONDITIONS: This insertion order is subject to the terms and
--------------------
conditions ("Standard Terms") attached hereto as Exhibit A of this Insertion Order, and such Standard Terms are made a part of this insertion order by reference. The signatory of this Insertion Order represents that he has read and agrees to such Standard Terms.

This insertion order is valid for three (3) business days from the date of this order. This agreement is non-cancelable.



AUTHORIZED BY:________________________  PHONE:_____________
DATE:_______________
PRODUCTION CONTACT:_______________________  PHONE:_____________
DATE:_____________

PLEASE RETURN TO YAHOO! SALES OPERATIONS DEPT.  FAX # (408) 731-3492
Yahoo! Inc.
3400 Central Expressway, Suite 201
Santa Clara, CA 95051

                                   EXHIBIT D

                               WIRE INSTRUCTIONS

Yahoo's Bank Information:

Institution Name:             [***]
Institution Address:          [***]
ABA:                          [***]
Beneficiary Name:             [***]
Beneficiary Account Number:   [***]



*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT E

                                  EZ VENTURE

EZVENTURE: MATERIALS SPECS AND DUE DATES

NOTE: This is a general overview of the promotion's ad specs. When your insertion order is completed, you will receive a customized version with the game icon (gif) attached.

Welcome to Yahoo!'s EZVenture! Please take a few minutes to review this information, which details all the program basics.

WHAT IS IT? (http://play.ezventure.com/ezv/restart.htm)
            -------------------------------------------

EZVenture is a Yahoo! owned and operated promotion targeted at small businesses. In association with Fast Company, relevant business articles are intertwined with offers from advertisers.

CLIENT DELIVERABLES

Note: All deliverables are due every Friday, 12:00 PM EST. New campaigns "go live" every Wednesday.

UP TO 3 AD BANNERS AND REDIRECT URLS:

EZVenture contains a banner rotation at the top of each content page. Clients may submit up to 3 each 468 X 60 banners and redirect URLs. Maximum file size for each banner is 12K, animation permitted up to 6 seconds. No looping. No html banners.

UP TO 3 OFFER PAGE URLS:

Yahoo! has final approval on all client creative submitted. If file size and creative does not meet Yahoo! specifications, we reserve the right to reject any/all deliverables.

Offer pages are hosted by the advertiser (your opportunity to dazzle users with special offers, online discounts, or additional sweepstakes). These pages are linked with EZVenture articles and will include a "Win It" sweepstakes button which users click on to continue through EZVenture. Offer pages must not exceed 30K to optimize Yahoo!'s fast page loading standards.

Note: every offer page must include the attached button. If the button does not appear on the offer page, Yahoo! will remove the page until the button is re-positioned.

Your redirect URL for the button will be assigned to you when your completed insertion order is received.

EMAIL INSERTS (RESTRICTED TO CERTAIN PACKAGES)

Promotion focused e-mail messaging is sent once per week on Wednesday and includes article content updates, scoring information, and 1-3 sponsor messages. Multi Sponsor e-mail messages are 30 words long and placed in the center of the message. Note that your e-mail messaging may be used to promote your poll question and poll results.

[Note: Yahoo! does not report open or click-through statistics from emails.]

POLL QUESTIONS (RESTRICTED TO CERTAIN PACKAGES)

Poll questions are rotated each week and consist of one question and three multiple choice answers. The results of your poll will be posted for players to view for one week once the poll has completed its run.

Please deliver:

     *  1 Question (20 words)
     *  3 Answers (5 words per answer)

REPORTING:

Once per week, Yahoo! will send you a report that includes:
     *  # of clicks delivered per offer page (broken down by day)
     *  Impressions and click-throughs from your banner
     *  The number of email inserts sent (if applicable)

TERMS AND CONDITIONS

BACK BUTTON

The back button on sponsors' offer pages must be enabled. However, there is no back button requirement for any pages deeper in sponsors' sites.

BANNER ADS

     * Banners in EZVenture can link to the offer page or anywhere else on the sponsor's site.
     * Up to three banner ads can be rotated. Impressions and click-throughs from the banners are included in the weekly report.
     *  Third party ad banner serving is not allowed.
     * Clients may submit new offer page/banner creative each week with the same deliverable timeline as stated above.
     *  There is no opt-in feature under the banner ads in EZVenture

OFFER PAGE TESTING

EZVenture is not capable of testing multiple offer pages simultaneously.

TARGETING

Sponsors cannot target by age, gender, zip code, job function, or company size. All click-throughs and email inserts are directed to the entire EZVenture database.

BROWSER SPAWNING

The offer page is not permitted to spawn a new browser window when users click back into the promotion.

INTERSTITIAL

Sponsor interstitial between offer pages and game pages are not permitted.

COMPETITIVE ADVERTISING

Offer pages may not feature banner ads from Yahoo's online portal competitors.

CONTACTS FOR QUESTIONS AND COMMENTS:
Questions about ad specifications go directly to:
Katherine Ho, Yahoo! Promotion Supervisor.
kho@yahoo-inc.com
(408) 616-3775

                                   EXHIBIT F

                              ADVERTISING POLICIES
Manner of transmission to Yahoo!: Estamp shall submit all artwork (banners, HTML emails, modules, buttons etc.) via email to: peggy_a@yahoo-inc.com please "cc" cstuart@yahoo-inc.com point
                                                               -----

Lead time prior to publication: New banner submission should be at least (4) four business days prior to the agreed upon "live" date. A change of any creative should be submitted at least (4) four business days prior to the agreed upon change date. All other creative, including creative for front page promotions and HTML pages for email require submission (7) seven business days prior to the agreed upon "live" date.

Content/creative: content and creative must be reviewed and approved by Yahoo! prior to being put on our site. Please refer to our advertising resource center for specifications on the different types of creative allowed on Yahoo! https://sales.yahoo.com/mediakit/Sales/ops/front page.html
----------------------------------------------------------

Promotions: please refer to
http://www.yahoo.com/docs/advertising/body.html#banner specs for details
------------------------------------------------------------
regarding building and having Yahoo! host your Front Page Promotion.